UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 2, 2007 (March 27, 2007)

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission	(I.R.S Employer
	File Number)	Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive offices, including zip code)

(201) 307-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02      RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 27, 2007, The Hertz Corporation’s Chairman and Chief Executive Officer, Mark P. Frissora, spoke at the Lehman Brothers High Yield Bond and Syndicated Loan Conference in Scottsdale, Arizona.  The Hertz Corporation (“Hertz”) is an indirect subsidiary of Hertz Global Holdings, Inc. (“Hertz Holdings”).  The presentation was broadcast live to the public through an audio webcast and the slides that accompanied the presentation were available to the public at the time of the webcast through the Hertz website.  The financial information relating to completed fiscal periods that was part of the presentation is included in the slides that accompanied the presentation, a copy of which is attached hereto as Exhibit 99.1.

The presentation included certain financial measures not derived in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Reconciliations of these non-GAAP financial measures to the comparable measures calculated and presented in accordance with GAAP are attached hereto as part of Exhibit 99.1.  The reasons why Hertz Holdings’ and Hertz’s management believe that presentation of the non-GAAP financial measures included in the presentation provide useful information regarding Hertz’s and Hertz Holdings’ financial condition and results of operations and additional purposes, if any, for which Hertz’s and Hertz Holdings’ management utilize the non-GAAP financial measures are attached hereto as part of Exhibit 99.1 and Exhibit 99.2.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1	PowerPoint presentation from March 27, 2007 Hertz presentation to the Lehman Brothers High Yield Bond and Syndicated Loan Conference.

Exhibit 99.2	Information with respect to certain non-GAAP financial measures and other measures used in the March 27, 2007 Hertz presentation to the Lehman Brothers High Yield Bond and Syndicated Loan Conference.

Exhibit 99.1 and Exhibit 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

By:	/s/ Paul J. Siracusa
Name:	Paul J. Siracusa
Title:	Executive Vice President
and Chief Financial Officer

Date:  April 2, 2007